UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3 MacArthur Place, Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 26, 2018, Banc of California, Inc. (the “Company”) began advising affected employees of its plan, to which it committed on June 22, 2018, to reduce the Company’s workforce by approximately 9% of total staffing. In addition, the Company expects to reduce the use of third party advisors during the third quarter of 2018, with each of these actions intended to align the Company’s cost structure with its focused commercial banking platform. The plan is expected to be substantially completed by the end of the third quarter of 2018 and fully completed during the fourth quarter of 2018.

The Company expects to recognize annual savings of approximately $15 million from the reduction in force and reduction in use of third party advisors. The expense savings are expected to be realized, on a go forward basis, consistent with the execution of the plan. The Company expects to incur one-time severance-related costs in the second quarter of 2018 of between $4 million and $5 million, pre-tax, as a result of the reduction in force. Additional one-time severance costs may be recognized in the third and fourth quarters of 2018, consistent with executing the plan.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2018, Lawrence Gee, the Company’s Senior Vice President and Chief Accounting Officer, notified the Company of his intention to resign from his position, effective August 10, 2018. The Company intends to conduct a search for a new Chief Accounting Officer. If a successor is not appointed prior to August 10, 2018, Mr. Gee’s duties and responsibilities as the Company’s principal accounting officer will be assumed on an interim basis by John A. Bogler, age 52, the Company’s Executive Vice President and Chief Financial Officer, who will continue to also serve as the Company’s principal financial officer. There are no arrangements or understandings between Mr. Bogler and any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and Mr. Bogler has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. Information regarding Mr. Bogler’s business experience required to be disclosed pursuant to Item 401(e) of Regulation S-K and regarding transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K is contained in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 19, 2018 under the headings “Executive Officers” and “Transactions with Related Persons,” respectively, and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by the Company with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

June 28, 2018	/s/ John A. Bogler
John A. Bogler
Chief Financial Officer

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